UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 9, 2024

OIL-DRI CORPORATION OF AMERICA
(Exact name of the registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400
Chicago, Illinois		60611-4213
(Address of principal executive offices)		(Zip Code)

The registrant's telephone number, including area code: (312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ODC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02	Results of Operations and Financial Condition.

On December 9, 2024, Oil-Dri Corporation of America (the “Company”) issued a press release announcing its results of operations for its first quarter ended October 31, 2024. A copy of the press release is attached as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders on December 11, 2024 (the “Annual Meeting”), and there were 4,519,588 shares of the Company's Common Stock, par value $0.10 per share (“Common Stock”), each share entitled to one vote per share, and 2,144,132 shares of the Company's Class B Stock, par value $0.10 per share (“Class B Stock”), each share entitled to ten votes per share, represented in person or by proxy at the meeting. As of October 14, 2024, the record date of the Annual Meeting, 5,134,478 shares of Common Stock and 2,155,407 shares of Class B Stock were outstanding. See the Company’s 2024 Proxy Statement (the “Proxy”) for more information on the proposals presented at the meeting, the relevant portions of which are incorporated herein by reference.

PROPOSAL 1: ELECTION OF DIRECTORS

The stockholders elected all of the nominees for director recommended by the Company’s Board of Directors (the “Board”). The voting results were as follows:

Director	For	Withheld	Broker Non-Votes
Ellen-Blair Chube	23,988,792	1,348,963	623,153
Paul M. Hindsley	21,911,031	3,426,724	623,153
Daniel S. Jaffee	23,980,988	1,356,767	623,153
Michael A. Nemeroff	23,950,701	1,387,054	623,153
George C. Roeth	24,181,948	1,155,807	623,153
Amy L Ryan	21,850,840	3,486,915	623,153
Patricia J. Schmeda	24,171,395	1,166,360	623,153
Allan H. Selig	24,050,189	1,287,566	623,153
Lawrence E. Washow	24,167,415	1,170,340	623,153

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The stockholders ratified the appointment of Grant Thornton LLP as independent auditor for the fiscal year ending July 31, 2025. The voting results were as follows:

For	25,930,763
Against	28,484
Abstain	1,661

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The stockholders voted to approve an amendment to our Certificate of Incorporation, as amended (the “Charter”), to increase the number of authorized shares of Common Stock, from 15 million to 30 million to implement a two-for-one stock split of our Common Stock and our Class B Stock in the form of a stock dividend. A form of the amendment to the Charter was annexed in the Proxy and, as indicated in the Proxy, approval of a majority of the votes entitled to be cast by the holders of our outstanding Common Stock, voting separately as a class, in addition to the approval of a majority of the votes entitled to be cast by the holders of our outstanding Common Stock and Class B Stock, voting together as a single class, was necessary to approve the amendment. The voting results were as follows:

Common Stock and Class B Stock, voting together as a single class

For	25,854,250
Against	66,046
Abstain	40,612

Common Stock, voting separately as a class

For	4,412,930
Against	66,046
Abstain	40,612

Item 8.01	Other Events.

At its regular meeting on December 11, 2024, the Board declared quarterly cash dividends of $0.155 per share of Common Stock, and $0.1165 per share of Class B Stock. The dividends will be payable on March 7, 2025 to stockholders of record at the close of business on February 21, 2025.

A copy of the press release is attached as Exhibit 99.2, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit
Number	Description of Exhibits

99.1	Earnings Press Release of the Company dated December 9, 2024

99.2	Dividends Press Release of the Company dated December 11, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Anthony W. Parker
Anthony W. Parker
Vice President, General Counsel & Secretary

Date: December 12, 2024